UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report – January 22, 2004 (Date of earliest event reported)
EP GLOBAL COMMUNICATIONS, INC. (formerly East Coast Airlines, Inc.) (Exact name of registrant as specified in its charter)

Delaware	000-30797	14-1818396
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

C/O E Parent
65 East Route 4
River Edge, New Jersey		07661
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (201) 489-4111

Item 5.

 Other Events and Regulation FD Disclosure.

On January 22, 2004, the Company filed a Certificate of Amendment of Certificate of Incorporation with the Delaware Secretary of State effectively changing its name to EP Global Communications, Inc. and increasing the number of shares it is authorized to issue to sixty million shares with a par value of one one-hundredth of one cent ($.0001) each.

On January 24, 2004, pursuant to the terms of its previously reported Stock Exchange Agreement with Psy-Ed Corporation, Donald Chadwick was appointed to the Company’s Board of Directors and Robert J. Salluzzo and Charles G.Youngblood resigned. At that time, Joseph M. Valenzano, Jr. and John F. Crowley were appointed Directors of the Company. Immediately thereafter, by unanimous written consent of the Board of Directors, the Company’s By-Laws were amended to increase the Board of Directors to seven (7) members and David Hirsch, Gregg LaPonte, Raymond C. Smith and Ed McCabe were appointed to fill the new seats on the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EP GLOBAL COMMUNICATIONS, INC.

By:  /s/

Robert J. Salluzzo

Robert J. Salluzzo

Interim Chief  Financial Officer

Date:

February 13, 2004